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                                                                    Exhibit 23.9





Deloitte Touche Tohmatsu                                                DELOITTE
Av. Presidente Wilson, 231-22(degree)                                   TOUCHE
20030-021 - Rio de Janeiro - RJ                                         TOHMATSU
Brasil

Telefone: (21) 524-1281
Facsimile: (21) 220-3876
www.deloitte.com.br


Consent of Independent Public Accountants



As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-4 filed by Vale Overseas Limited and Companhia Vale do Rio Doce of our report dated January 19, 2001, relating to the financial statements of DOCEPAR S.A. for the years ended December 31, 2000 and 1999 which appears in such Registration Statement.



/s/ DELOITTE TOUCHE TOHMATSU

DELOITTE TOUCHE TOHMATSU
Independent Auditors


Rio de Janeiro, Brazil, March 21, 2002